EXHIBIT 99.1

MUNZEE, INC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Munzee, Inc.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Munzee, Inc.

We have audited the accompanying balance sheets of Munzee, Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2016. Munzee, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Munzee, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ M&K CPAS, PLLC

Houston, Texas

January 3, 2018

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MUNZEE, INC.

BALANCE SHEETS

	December 31,
	2016	2015

ASSETS

Current assets:
Cash	$193,892	$124,321
Prepaid expenses	44,767	42,081
Total current assets	238,659	166,402

Property and equipment, net	106,319	101,634

Total assets	$344,978	$268,036

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$30,843	$10,318
Accrued expenses	17,805	24,671
Current portion of long-term debt	72,112	12,242
Total current liabilities	120,760	47,231

Long-term liabilities:
Notes payable	23,995	37,650

Total liabilities	144,755	84,881

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.00001 par value, 10,000,000 shares authorized, 6,720,000 issued and outstanding	67	67
Additional paid-in capital	109	109
Retained earnings	200,047	182,979
Total stockholders’ equity	200,223	183,155

Total liabilities and stockholders’ equity	$344,978	$268,036

The accompanying notes are an integral part of the financial statements

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MUNZEE, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2016	2015

Revenues	$2,359,759	$1,894,382

Operating costs and expenses:
Cost of sales	931,745	612,015
Selling, general and administrative expenses	1,401,238	1,190,596

Total operating costs and expenses	2,332,983	1,802,611

Income from operations	26,776	91,771

Other expense:
Interest expense, net	(2,394)	(3,158)

Total other expense	(2,394)	(3,158)

Income before income taxes	24,382	88,613
Provision for income taxes	(7,314)	(22,919)

Net income	$17,068	$65,694

Weighted average number of common shares outstanding – basic and diluted	6,720,000	6,720,000

Income per common share – basic and diluted	$0.00	$0.01

The accompanying notes are an integral part of the financial statements

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MUNZEE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2016 and 2015

	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2014	6,720,000	$67	$109	$117,285	$117,461

Net income	-	-	-	65,694	65,694

Balance, December 31, 2015	6,720,000	67	109	182,979	183,155

Net income	-	-	-	17,068	17,068

Balance, December 31, 2016	6,720,000	$67	$109	$200,047	$200,223

The accompanying notes are an integral part of the financial statements

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MUNZEE, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$17,068	$65,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	22,245	18,316
Changes in operating assets and liabilities:
Prepaid expenses	(2,686)	(42,081)
Accounts payable	20,525	(16,085)
Accrued expenses	(6,866)	(1,890)

Net cash provided by operating activities:	50,286	23,954

Cash flows from investing activities:
Purchase of property and equipment	(26,930)	(21,334)

Net cash used by investing activities	(26,930)	(21,334)

Cash flows from financing activities:
Proceeds from notes payable	75,168	186
Repayment of notes payable	(28,953)	(10,396)

Net cash provided (used) by financing activities	46,215	(10,210)

Net increase (decrease) in cash	69,571	(7,590)
Cash at the beginning of the year	124,321	131,911

Cash at the end of the year	$193,892	$124,321

Supplemental disclosure:
Cash paid for income taxes	$10,000	$65,000
Cash paid for interest	$2,394	$3,158

The accompanying notes are an integral part of the financial statements

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MUNZEE, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2016 and 2015

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Munzee, Inc. (the “Company” or “Munzee”) was incorporated in the state of Delaware on November 18, 2011. Munzee provides a social platform that blends gamification, geolocation and marketing elements into an experience that rewards players for going places in the physical world. Utilizing QR code and GPS technology, Munzee is able to validate a person’s location and provide them points to level up in the various Munzee mobile applications. The Munzee suite of applications includes Munzee, its flagship product, Eventzee, a photo scavenger hunt useful for corporate training and trade shows, and WallaBee, an addictive collecting game with over 2,000 beautifully drawn digital cards.

In 2014, the Company opened a retail store called The Marketplace which was located in the same building as the company’s offices on 111 East Virginia Street, McKinney, Texas. A variety of items were sold in this store such as snacks, beverages and goods produced by local area businesses. The Marketplace also serve as a location where Munzee players could scan unique QR codes and receive special virtual badges. In March of 2017, the Company closed the Marketplace retail store in order to focus more attention on the core business, namely location based mobile gaming software. Revenue and expenses from the Marketplace store is included in the 2015 and 2016 financial reports.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company’s revenues are derived primarily by licensing software products in the form of mobile games for smartphone and tablet platforms. The Company recognizes revenue from the sale of its products in accordance with current accounting standards upon the transfer of title and risk of loss to its customers, and once any performance obligations have been completed. Revenue from product sales is recorded net of processing costs.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000. All of the Company’s cash balances at December 31, 2016 and December 31, 2015 were insured. At December 31, 2016 and December 31, 2015 there were no cash equivalents.

Property and Equipment

Property and equipment is stated at cost and is depreciated or amortized using the straight-line method over the estimated useful life of the related asset as follows:

Computer equipment	5 years
Office furniture and equipment	7 years
Automobiles	5 years
Leasehold improvements	15 years

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Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of property and equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Concentrations of Credit Risk, Major Customers and Major Vendors

The Company’s customers are the end-consumers that purchase its games from the websites where the Company has its games listed for sale. Therefore, the Company does not have any individual customers that represent any more than a fraction of its revenue.

Income Taxes

We account for income taxes using Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. Under ASC Topic 740, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 includes accounting guidance which clarifies the accounting for the uncertainty in recognizing income taxes in an organization by providing detailed guidance for financial statement recognition, measurement and disclosure involving uncertain tax positions. This guidance requires an uncertain tax position to meet a more-likely-than-not recognition threshold at the effective date to be recognized both upon the adoption of the related guidance and in subsequent periods.

The Company has no uncertain tax positions at any of the dates presented.

Foreign Currency Translation

The Company derives a portion of its revenue from foreign countries, but customers pay in U.S. Dollars. Therefore, no adjustments are required in the accompanying financial statements for foreign currency transactions.

Fair Value of Financial Instruments

In accordance with current accounting standards, certain assets and liabilities must be measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 requires that certain assets and liabilities must be measured at fair value, and the standard details the disclosures that are required for items measured at fair value. The Company had no assets and liabilities required to be measured on a recurring basis at December 31, 2016 and 2015.

Cash, prepaid expenses, accounts payable, accrued compensation and notes payable reported on the Company’s balance sheets are estimated by management to approximate fair market value due to their short-term nature.

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Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and these differences may be material.

Research and Development Costs

The Company charges costs related to research and development of products to selling, general and administrative expense as incurred. The types of costs included in research and development expenses include research materials, salaries, contractor fees, and support materials.

Recent Accounting Pronouncements

In July 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-11, “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception.” Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, “Distinguishing Liabilities from Equity,” because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently unable to determine the impact on its consolidated financial statements of the adoption of this new accounting pronouncement.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-4, “Intangibles – Goodwill and Other (Topic 350): “Simplifying the Test for Goodwill Impairment.” This update simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Instead, under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. An entity should apply the amendments in this update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. That disclosure should be provided in the first annual period and in the interim period within the first annual period when the entity initially adopts the amendments in this update. A public business entity that is an SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company is currently unable to determine the impact on its financial statements of the adoption of this new accounting pronouncement.

In January 2017, the FASB issued ASU No. 2017-1, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments of this ASU are effective for public business entities for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The amendments in this Update are to be applied prospectively on or after the effective date. The Company is currently unable to determine the impact on its financial statements of the adoption of this new accounting pronouncement.

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Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2016	2015

Computer equipment	$1,516	$1,516
Office furniture and equipment	16,474	16,474
Automobiles	91,181	91,181
Leasehold improvements	60,127	33,197
Total	169,298	142,368
Less accumulated depreciation and amortization	(62,979)	(40,734)

Net	$106,319	$101,634

Depreciation and amortization expense was $22,245 and $18,316 for the years ended December 31, 2016 and 2015, respectively.

Automobiles are pledged as collateral for certain notes payable –see Note 4.

NOTE 4 – DEBT

Notes payable consisted of the following at December 31:

	2016	2015
Installment loan payable to finance company with monthly payments of $500, including interest at 6%, secured by vehicle, maturing October 2019	$17,613	$22,171
Installment loan payable to bank with monthly payments of $355, including interest at 5.54%, secured by vehicle, maturing December 2019	10,735	14,993
Installment loan payable to finance company with monthly payments of $303, including interest at 6%, secured by vehicle, maturing October 2019	9,543	12,578
Line of credit payable to bank, with interest at 7.4%, secured by personal guarantee of a stockholder, maturing October 2018	58,216	150

Total	96,107	49,892
Less current portion	72,112	12,242

Long-term portion	$23,995	$37,650

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On October 7, 2015, the Company entered into a three-year revolving Line of Credit Note (“Note”) with its bank for up to $100,000. Beginning November 7, 2015, monthly payments are due equal to accrued interest at an annual rate of 3.90% above the Prime Rate (7.4% as of December 31, 2016) and a defined percentage of the principal balance outstanding. Prior to the third anniversary date of the Note, the bank, in its sole discretion, may terminate its obligation to make further advances under the Note and convert the Note to a term note. The Note is secured by a personal guarantee of a stockholder.

Total interest expense on notes payable was $2,394 and $3,158 for the years ended December 31, 2016 and 2015, respectively.

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue one class of shares to be designated as common shares. The total number of shares of common stock the Company has authority to issue is 10,000,000, with par value of $0.00001 per share.

The Company had 6,720,000 shares of its common stock issued and outstanding as of December 31, 2016 and 2015.

The Company did not issue any shares of its common stock during the years ended December 31, 2016 and 2015.

NOTE 6 – INCOME PER COMMON SHARE

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the weighted average common stock equivalents which would arise from the exercise of stock options, warrants and rights during the period.

For the years ended December 31, 2016 and 2015, the diluted weighted average number of shares is the same as the basic weighted average number of shares as the Company does not have any common stock equivalents.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

As of December 31, 2016, the Company leased its office facilities under a lease that was terminated in March 2017 – see Note 9. The Company or Company employees or contractors own all of the computer and office equipment that is used in the course of business. We do not have any lease agreements for any office equipment.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes in accordance with standards of disclosure issued by the FASB, and any related interpretations of those standards sanctioned by the FASB. Accordingly, deferred tax assets and liabilities are determined based on differences between the financial statement and tax bases of assets and liabilities, as well as a consideration of net operating loss and credit carry forwards, using enacted tax rates in effect for the period in which the differences are expected to impact taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. We have not identified any material deferred tax assets or liabilities as of December 31, 2016 and 2015. All tax years since inception of the Company are open for tax audit, with an audit for 2015 in process.

The provision for income taxes consists of federal income taxes and totaled $7,314 and $22,919 for the years ended December 31, 2016 and 2015, respectively. The Company was not subject to state income taxes for these years. The Company has determined that there are no material uncertain tax positions that have a greater than 50% likelihood of reversal if the Company were to be audited.

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A reconciliation of the income tax provision (benefit) that would result from applying a U.S. federal rate of 39% to income before income taxes with the provision for income taxes presented in the financial statements is as follows:

	2016	2015

Income tax provision at statutory rate	$9,509	$34,559
Non-deductible expenses	9,507	5,110
Impact of graduated rates	(11,702)	(16,750)

Income tax provision	$7,314	$22,919

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

Common Stock

On January 12, 2017, the Company cancelled 800,000 shares of its common stock.

On July 26, 2017, the Company issued 500,000 shares of its common stock for services valued at $5,000.

Debt

All debt discussed in Note 4 has been repaid subsequent to December 31, 2016.

Lease Agreement

Effective April 1, 2017, the Company entered into a three-year operating lease for its office facilities. Monthly base rental payments are as follows: April 1, 2017 to March 31, 2018 - $15,000; April 1, 2018 to March 31, 2019 - $17,500 and April 1, 2019 – March 31, 2020 - $18,500. In addition to the base rent, the Company will pay its allocated portion of common area maintenance expenses and certain utilities. A deposit of $15,000 was required at the beginning of the lease.

Merger

On October 18, 2017, we closed the merger transaction (the ”Merger”) that was the subject of that certain Agreement and Plan of Merger (the “Merger Agreement”) with Freeze Tag, Inc., a Delaware corporation (“Freeze Tag”) dated July 26, 2017. At closing, in accordance with the Merger Agreement, Munzee merged with and into Freeze Tag, with Freeze Tag being the surviving corporation. At the closing, Freeze Tag issued the current owners of all of Munzee’s outstanding common stock 4,355,000 shares of Freeze Tag Series C Convertible Preferred Stock. Each share of the Series C Convertible Preferred Stock is convertible into 50 shares of Freeze Tag common stock.

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